Exhibit 10.1

FORM OF STOCKHOLDER REPRESENTATION AGREEMENT

__________, 2024

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Re:	Stockholder Representation Agreement

Ladies and Gentlemen:

The undersigned (“Stockholder”) holds shares of common stock, $0.01 par value per share (“Company Common Stock”) of Nina Footwear Corp., a Delaware corporation (“Nina Footwear”). Kidpik Corp., a Delaware corporation (“Kidpik”), Nina Footwear, Kidpik Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Kidpik (“Merger Sub”), have entered into an Agreement and Plan of Merger and Reorganization dated March 29, 2024 (the “Merger Agreement”), pursuant to which Merger Sub shall be merged with and into Nina Footwear in a reverse triangular merger (the “Merger”), with Nina Footwear to be the surviving corporation of the Merger. In connection with the Merger, Kidpik will issue to the stockholders of Nina Footwear shares of Kidpik Common Stock (the “Restricted Securities”) in a private placement effected in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated under the Securities Act, and exemptions from the qualification requirements of applicable state law.

Stockholder is a stockholder of Nina Footwear, and Stockholder acknowledges and agrees that Kidpik is relying on the truth and accuracy of the representations and warranties made by Stockholder in this Stockholder Representation Agreement in order for it to rely on the exemptions described above. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to such terms in the Merger Agreement.

Stockholder hereby makes the representations, warranties and agreements contained in the following Sections of this Stockholder Representation Agreement to Kidpik, and each of such representations, warranties and agreements are true and correct as to Stockholder as of the date hereof and will be true and correct on and as of the Closing Date.

1. Binding Agreement, Authority. This Stockholder Representation Agreement constitutes Stockholder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (b) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. Stockholder has executed, delivered and performed his/her/its obligations under, and has all requisite legal power, authority and capacity to execute, deliver and perform his/her/its obligations under this Stockholder Representation Agreement. The execution, delivery and performance by Stockholder of this Stockholder Representation Agreement have been duly and validly approved and authorized by all necessary corporate, trust, partnership or custodial action required by Applicable Law. If this Stockholder Representation Agreement is being executed by a person in a representative or fiduciary capacity with regard to Stockholder, the person signing this Stockholder Representation Agreement has full power and authority to enter into, execute and deliver, and perform this Stockholder Representation Agreement.

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2. Title; No Other Securities. Stockholder has good and marketable title to that number of shares of Company Capital Stock as set forth beside his/her/its name on Exhibit A attached hereto, which information corresponds with Schedule 2.6(a) of the Company Disclosure Schedule, free and clear of any Encumbrance or any restriction on voting. Stockholder has no interest in, or right of any kind to, any securities of Nina Footwear, including, without limitation, any options, warrants, convertible securities or other securities, calls, commitments, conversion privileges, preemptive rights, rights of first refusal, rights of first offer or other rights or agreements outstanding to purchase or otherwise acquire (whether directly or indirectly) any shares of Company Capital Stock or any securities convertible into or exchangeable for any shares of Company Capital Stock or obligating Nina Footwear to grant, issue, extend or enter into any such option, warrant, convertible security or other security, call, commitment, conversion privilege, preemptive right, right of first refusal, right of first offer or other right or agreement. Stockholder hereby waives any rights of first refusal, rights of first offer, rights of notice, rights of co-sale, tag-along rights, information rights, registration rights, preemptive rights, rights of redemption or repurchase, and similar rights of Stockholder under any agreement, arrangement or understanding applicable to shares of Company Capital Stock, in each case as the same may apply to the execution and delivery of the Merger Agreement and the consummation of the Merger and the other actions and transactions contemplated by the Merger Agreement. Stockholder hereby agrees to, and does so terminate any and all such agreements, arrangements or understandings, contingent upon and effective immediately prior to the Effective Time.

3. Compliance with Underlying Agreement(s). Stockholder acknowledges that Stockholder will receive the Restricted Securities pursuant to the Merger Agreement. Stockholder agrees to be bound by the terms and conditions of Section 5.21 of the Merger Agreement applicable to Company Stockholders in the same manner as if Stockholder were a party to the Merger Agreement. Stockholder hereby understands and acknowledges that the Restricted Securities received by Stockholder pursuant to the Merger shall be subject to the terms and conditions contained in the Merger Agreement, regardless of whether Stockholder is a party thereto.

4. Securities Law Compliance.

(a) Purchase for Own Account. The Restricted Securities to be issued to Stockholder in the Merger will be acquired for investment for Stockholder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same.

(b) Disclosure of Information.

(i) Stockholder has received or has had full access to all the information Stockholder considers necessary or appropriate to make an informed investment decision with respect to the Restricted Securities to be issued to Stockholder in the Merger pursuant to the Merger Agreement. Stockholder has had an opportunity to ask questions and receive answers from Kidpik and Nina Footwear regarding the terms and conditions of the offering of Restricted Securities pursuant to the Merger Agreement, and all such questions, if any, have been satisfactorily answered as of the date of this Stockholder Representation Agreement.

(ii) Without limiting or reducing in any way Section 4(a)(i), above, the Stockholder acknowledges that he/she/it (A) is aware of, has received and had an opportunity to review (x) Kidpik’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on March 31, 2023 (the “Annual Report”); (y) Kidpik’s Quarterly Reports on Form 10-Q filed with the SEC subsequent to the date of the Annual Report; and (z) Kidpik’s current reports on Form 8-K from January 1, 2023, to the date of this Stockholder Representation Agreement (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Kidpik Corp” in the “Name, ticker symbol, or CIK” field, and clicking the “Search” button), in each case (x) through (z), including, but not limited to, the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Kidpik; and (B) is not relying on any oral representation of Kidpik or Nina Footwear or any other person, nor any written representation or assurance from Kidpik or Nina Footwear; in connection with Stockholder’s acceptance of the Restricted Securities and investment decision in connection therewith.

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(c) Illiquid Securities. Stockholder realizes that the Restricted Securities cannot readily be sold as they will be restricted securities and therefore the Restricted Securities must not be accepted unless such Stockholder has liquid assets sufficient to assure that such Merger will cause no undue financial difficulties and such Stockholder can provide for current needs and possible personal contingencies.

(d) Discussions with Advisors. Stockholder has carefully considered and has, to the extent he/she/it believes such discussion necessary, discussed with his/her/its professional, legal, tax and financial advisors, the suitability of an investment in the Restricted Securities for his/her/its particular tax and financial situation and his/her/its advisers, if such advisors were deemed necessary, have determined that the Restricted Securities are a suitable investment for him/her/it.

(e) No General Solicitation. Stockholder has not become aware of and has not been offered the Restricted Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Stockholder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(f) No Registration Rights. Stockholder confirms and acknowledges that neither Kidpik, nor Nina Footwear, is under any obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Restricted Securities by such Stockholder, and such Stockholder is solely responsible for determining the status, in his/her/its hands, of the Restricted Securities acquired in connection with the Merger Agreement and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Restricted Securities.

(g) Investment Experience. Stockholder understands that the acquisition of Restricted Securities pursuant to the Merger Agreement involves substantial risk. Stockholder acknowledges that Stockholder can bear the economic risk of Stockholder’s investment in the Restricted Securities, and has sufficient knowledge and experience in financial or business matters such that Stockholder is capable of evaluating the merits and risks of this investment in the Restricted Securities and protecting his/her/its own interests in connection with this investment. Stockholder hereby represents that he/she/it is an “accredited investor,” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act, by virtue of the following:

(If you are an individual, please check the appropriate box.)

☐	Stockholder’s individual net worth[1], or joint net worth[1] with Stockholder’s spouse or spousal equivalent, exceeds $1,000,000.

☐	Stockholder personally has had an individual income in excess of $200,000 in each of the two most recent years and Stockholder reasonably expects an income in excess of $200,000 in the current year.

1 For purposes of calculating net worth: (A) The person’s primary residence shall not be included as an asset; (B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability.

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☐	Stockholder’s joint income with Stockholder’s spouse or spousal equivalent is in excess of $300,000 in each of the two most recent years and Stockholder reasonably expects a joint income in excess of $300,000 in the current year.

(If you are an entity, please check the appropriate box.)

☐	Stockholder is an organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000 not formed for the purpose of investing in Kidpik.

☐	Stockholder is a corporation with total assets in excess of $5,000,000, not formed for the purpose of investing in Kidpik.

☐	Stockholder is a partnership with total assets in excess of $5,000,000, not formed for the purpose of investing in Kidpik.

☐	Stockholder is a Massachusetts or similar business trust with total assets in excess of $5,000,000, not formed for the purpose of investing in Kidpik.

☐	Stockholder is any other trust with total assets in excess of $5,000,000, not formed for the purpose of investing in Kidpik.

5. Compliance With Laws and Regulations. The issuance and transfer of the Restricted Securities will be subject to and conditioned upon compliance by Kidpik and Stockholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which shares of Parent Common Stock may be listed or quoted at the time of such issuance or transfer.

6. Restricted Securities. Stockholder understands that the Restricted Securities are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from Kidpik in a transaction not involving a public offering and that, under the Securities Act and applicable regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Stockholder represents that Stockholder is familiar with Rule 144 as promulgated under the Securities Act and as presently in effect, and understands the resale limitations imposed thereby and by other applicable provisions of the Securities Act.

7. Legends. Stockholder acknowledges and understands that the certificates evidencing the Restricted Securities issued in the Merger will bear the legend set forth below:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

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(a) Certificates evidencing the Kidpik shares shall not contain any legend (“Unlegended Shares”): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Kidpik shares pursuant to Rule 144, (iii) if such Kidpik shares are eligible for sale under Rule 144, without the requirement for Kidpik to be in compliance with the current public information required under Rule 144 as to such Kidpik shares, without compliance with Rule 144(i), and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Kidpik shall cause its counsel, at Kidpik’s expense, to promptly issue a legal opinion to the transfer agent if required by the transfer agent to effect the removal of the legend hereunder. Kidpik agrees that following such time as such legend is no longer required under this Section 7, it will, no later than five (5) trading days following the delivery by a Stockholder to Kidpik or the transfer agent of a certificate representing the Kidpik shares if in certificated form or designated as restricted on an electronic stock ledger, as applicable, issued or designated with or subject to a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Stockholder a certificate representing such shares that is free from the restriction set forth in Rule 144. Kidpik may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 7. Certificates for Kidpik shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Stockholder by crediting the account of the Stockholder’s prime broker with the Depository Trust Company System if so directed by such Stockholder. Notwithstanding the above, Kidpik shall not be required to take any action in connection with this Section 7(a) to the extent the Stockholder in question is an ‘affiliate’ of Kidpik, as such term is defined in Rule 144 of the Securities Act, or such Stockholders’ securities are required to be aggregated with any ‘affiliate’ of Kidpik, as such term is defined in Rule 144 of the Securities Act.

(b) In addition to such Stockholder’s other available remedies, provided the conditions for legend removal set forth in Section 7(a) exist, the Company shall pay to a Stockholder, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Kidpik shares (based on the actual purchase price of the common stock on the date such securities are submitted to the transfer agent) delivered for removal of the restrictive legend and subject to Section 7(c), $10 per trading day for each trading day after the Legend Removal Date until such certificate is delivered without a legend subject to Section 7(a). Nothing herein shall limit such Stockholder’s right to pursue actual damages for the Company’s failure to deliver certificates representing any securities, and such Stockholder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(c) In lieu of delivering physical certificates representing the Unlegended Shares, upon request of an Stockholder, so long as the certificates therefor do not bear a legend and the Stockholder is not obligated to return such certificate for the placement of a legend thereon, Kidpik shall cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Stockholder’s prime broker with the Depository Trust Company through its Deposit Withdrawal At Custodian system, provided that the Parent Common Stock is DTC eligible and Kidpik’s transfer agent participates in the Deposit Withdrawal at Custodian system. Such delivery must be made on or before the Legend Removal Date.

(d) In the event an Stockholder shall request delivery of Unlegended Shares as described in this Section 7 and Kidpik is required to deliver such Unlegended Shares, Kidpik may not refuse to deliver Unlegended Shares based on any claim that such Stockholder or anyone associated or affiliated with such Stockholder has not complied with Stockholder’s obligations under this Agreement, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by Kidpik and Kidpik has posted a surety bond for the benefit of such Stockholder in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Kidpik shares to be subject to the injunction or temporary restraining order, or (ii) the Parent Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Stockholder to the extent Stockholder obtains judgment in Stockholder’s favor.

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(e) In addition to any other rights available to Stockholder, if Kidpik fails to deliver to a Stockholder Unlegended Shares as required pursuant to this Agreement and after the Legend Removal Date the Stockholder, or a broker on the Stockholder’s behalf, purchases (in an open market transaction or otherwise) shares of the Parent Common Stock to deliver in satisfaction of a sale by such Stockholder of the shares of the Parent Common Stock which the Stockholder was entitled to receive in unlegended form from Kidpik (a “Buy-In”), then Kidpik shall promptly pay in cash to the Stockholder (in addition to any remedies available to or elected by the Stockholder) the amount, if any, by which (A) the Stockholder’s total purchase price (including brokerage commissions, if any) for the shares of the Parent Common Stock so purchased exceeds (B) the aggregate purchase price of the shares of the Parent Common Stock delivered to Kidpik for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if a Stockholder purchases shares of the Parent Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of Kidpik shares delivered to Kidpik for reissuance as Unlegended Shares, Kidpik shall be required to pay the Stockholder $1,000, plus interest, if any. The Stockholder shall provide Kidpik written notice indicating the amounts payable to the Stockholder in respect of the Buy-In.

8. Stop-Transfer Instructions. Stockholder agrees that to ensure compliance with the restrictions imposed by this Stockholder Representation Agreement, Kidpik and Nina Footwear may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if Kidpik and/or Nina Footwear serves as its own registrar or transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

9. Compliance With Laws and Regulations. The issuance and transfer of the Restricted Securities will be subject to and conditioned upon compliance by Kidpik and Stockholder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Restricted Securities may be listed or quoted at the time of such issuance or transfer.

10. Prohibition on Disposition and Transfer.

(a) No Disposition or Encumbrance of Subject Shares. Stockholder agrees that prior to the Expiration Date (as defined below), Stockholder will not, directly or indirectly, sell, transfer, exchange, pledge or otherwise dispose of, or in any other way reduce Stockholder’s risk of ownership or investment in, or make any offer or agreement relating to any of the foregoing with respect to the Subject Shares (as defined below), except in connection with the Merger and except to Permitted Transferees. As used herein, the term “Expiration Date” means the earliest to occur of (i) the Effective Time, or (ii) such time as the Merger Agreement may be terminated in accordance with its terms. As used herein, the term “Subject Shares” means any shares of Company Capital Stock held by Stockholder on the date hereof (including shares held both beneficially and of record and other shares held either beneficially or of record) and any shares of Company Capital Stock that may hereafter be acquired by Stockholder. “Permitted Transferee” means any recipient of Subject Shares as a result of any transfer (i) by gift, by will or intestate succession by any Stockholder to his or her spouse or lineal descendants or ancestors or any charitable organization or any trust for any of the foregoing, (ii) to a personal representative (such as an executor of Stockholder’s will), custodian or conservator of Stockholder in the case of the death, bankruptcy or adjudication of incompetency of Stockholder, (iii) to partners (general or limited, active or retired (who retires after the date hereof)) of Stockholder if Stockholder is a partnership, (iv) to members (current or former) of Stockholder if Stockholder is a limited liability company, (v) to stockholder of Stockholder if Stockholder is a corporation, or (vi) to affiliates of Stockholder, provided that in each case the recipient of the Subject Shares enters into a form of this Stockholder Representation Agreement and provides the same to Kidpik and Nina Footwear (each a “Permitted Transferee”).

(b) Transfer of Voting Rights. Stockholder agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Shares into a voting trust or grant a proxy or enter into an agreement of any kind with respect to the voting of any of the Subject Shares other than for the benefit of Kidpik, or otherwise Encumber the Subject Shares.

11. Entire Agreement. This Stockholder Representation Agreement and Section 5.21 of the Merger Agreement, by which Stockholder has agreed to be bound, supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

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12. Construction of Agreement. This Stockholder Representation Agreement has been negotiated by Kidpik and Stockholder. The parties hereto waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document.

13. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Kidpik, to carry out the purpose and intent of this Agreement.

14. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and (ii) not to divulge any such information to any third person until such time as the Merger has been publicly disclosed by Kidpik; provided, however, that Stockholder may disclose such information to Stockholder’s legal and financial advisors who agree to be bound by this covenant.

15. Governing Law, Venue. This Stockholder Representation Agreement will be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and performed entirely within the State of Delaware, without regard to the principles of choice of law or conflicts or law of any jurisdiction. The exclusive venue for any judicial action under and pursuant to this Stockholder Representation Agreement will rest with the state and federal courts located in New York County, New York.

16. Successors and Assigns. This Stockholder Representation Agreement will inure to the benefit of the successors and assigns of Kidpik, including any successor to, or assignee of, all or substantially all of the business and assets of Kidpik or any other part of the business or assets of Kidpik. This Stockholder Representation Agreement and the rights and obligations of Stockholder hereunder are personal to Stockholder and will not be assignable, delegable or transferable by Stockholder in any respect.

17. Severability. If any provision of this Stockholder Representation Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, then the remainder of this Stockholder Representation Agreement and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto, and this Agreement and the other parts and provisions of this Agreement will remain in full force and effect, if the essential terms and conditions of this agreement for each party remain valid, binding and enforceable. The parties further agree to replace such void or unenforceable provision of this Stockholder Representation Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

18. Counterparts. This Stockholder Representation Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

19. Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereunder will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Stockholder Representation Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to seek an injunction or injunctions to prevent breaches of this Stockholder Representation Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, without the need to post any bond or any other security.

20. Limitations of Stockholder Representations. Except as contained in this Stockholder Representation Agreement, no representation has been made by Stockholder relating to Kidpik’s business, operations or anything else related to Kidpik and Merger Sub contained in the Merger Agreement.

21. Several and Not Joint. Stockholder makes the representations, warranties, and agreements contained in this Stockholder Representation Agreement individually, severally and not jointly with any other stockholder or Person.

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20. Amendment; Waiver. Any term or provision of this Stockholder Representation Agreement may be amended, and the observance of any term of this Stockholder Representation Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

Very truly yours,

Signature

Name (Please Type or Print)

Address

City, State and Zip Code

Acknowledged and agreed:

Kidpik Corp.

By:
Name:
Title:

[SIGNATURE PAGE TO STOCKHOLDER REPRESENTATION AGREEMENT]

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EXHIBIT A

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